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                                                                   Exhibit 7.23

            ASSIGNMENT OF NOTES AND INTEREST IN COLLATERAL DOCUMENTS

         THIS ASSIGNMENT OF NOTES AND INTEREST IN COLLATERAL DOCUMENTS ("Assignment") is made and entered into as of the 15th day of February, 2001, by and between Southern Farm Bureau Casualty Insurance Company, a Mississippi insurance corporation, whose address is 1800 East County Line road, Ridgeland, MS 39157 (hereinafter referred to as "Assignor"), and (ii) IMAGINE INVESTMENTS, INC., a Delaware corporation, with principal office and place of business as Suite 1901, 8150 North Central Expressway, Dallas TX 75206 (hereinafter referred to as "Assignee").

                                    RECITALS:

         A. On or about April 1, 1999, Assignor made a loan to Riverside Group, Inc., a Florida corporation ("Borrower"), in the original principal amount of One Million Dollars ($1,000,000.00) (the "Loan"), as evidenced by a certain Promissory Note, or promissory Notes, in the aggregate face principal amount of One Million Dollars ($1,000,000.00) and dated April 1, 1999 (the "Notes").

         B. The Loan was made pursuant to a Credit Agreement dated as of April 1, 1999, pursuant to which the Assignor and others (in the aggregate the "Holders") made loans to the Borrower aggregating Ten Million Dollars ($10,000,000.00). The Credit Agreement was entered into between the Borrower, the parties executing same as Holders, and Mitchell W. Legler, (the "Agent") acting as agent for the Holders.

         C. In accordance with the Credit Agreement, the Agent, acting for the Holders, entered into a certain Intercreditor Agreement, dated as of August 24, 1999, with American Founders Life Insurance Company and certain collateral documents with the Borrower, encumbering assets of the Borrower. Further, the Agent, acting for the Holders, entered into a Forbearance Agreement, dated as of May 8, 2000, and an Amendment to forbearance Agreement, dated as of August 14; 2000, (together the "Forbearance Agreements"). Pursuant to the Forbearance Agreements, additional collateral for the Loan was granted by the Company to the agent, acting for the Holders (all collateral presently securing the Loan is referred to herein as the "Collateral", and all documentation evidencing the encumbrance and pledging of such collateral is referred to herein as the "Collateral Documents"). The Credit Agreement, the Intercreditor Agreement, the Notes, the Forbearance Agreements and the Collateral Documents together are referred to herein as the "Loan Documents").

         D. Assignee now desires to acquire all of Assignor's right, title and interest in and to the Loan, the Notes, all Collateral and any other security therefor, the Collateral Documents and all other Loan Documents, in exchange for the sum hereinafter described, upon the terms and conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of payment of the "Consideration," as hereinafter defined, by Assignee to Assignor, and the mutual promises and covenants contained herein, Assignor and Assignee do hereby agree as follows:

         1. CONSIDERATION. As consideration for the assignments made herein, Assignee has paid to Assignor the sum of Eight Hundred Forty Six Thousand Seven Hundred

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and Twelve Dollars and Seventy Seven Cents ($846,712.77) (the "Consideration"),
plus the sum of Three Hundred Fifty Three Dollars and Ninety Seven Cents ($353.97) for each day beyond February 15, 2001 until disbursement is made to the Assignor."

         2. ASSIGNMENT. Assignor hereby assigns to Assignee, without recourse, Assignor's entire right, title and interest in and to the Loan, the Notes, all Collateral and other security therefor, the Collateral Documents and all other Loan Documents, and Assignee hereby accepts such assignment and agrees to be bound by all of the provisions undertaken by Assignor therein, including, but not limited to, the payment of Assignor's ratable share of any and all unpaid attorney's fees to Mitchell W. Legler, P.A. relating to, or arising out of, the Loan, the Notes, all Collateral and other security therefor, the Collateral Documents and all other Loan Documents as incurred by the Holders as of the day, month and year first above written. This assignment specifically includes all "voting" or "consent" rights of Assignor under or related to any and all of the Loan Documents. This instrument shall operate as a bill of sale and assignment.

         3. CLAIMS. Assignor hereby further assigns its entire right, title and interest in and to any claims that it may have against Borrower arising out of, or in connection with, the Loan, to Assignee.

         4. DELIVERIES AT CLOSING; ESCROW PROCEDURES. Contemporaneously with the execution of this Assignment, Assignor has delivered, or caused to be delivered, to Greenebaum Doll & McDonald, 3300 National City Tower, Louisville, KY 40202, escrow agent for the Assignor and Assignee, (the "Escrow Agent"):

            (i)   This Assignment, properly executed;

            (ii) The original Notes, accompanied by separate "endorsements" (the "Endorsements") referencing the Notes executed by Assignor "Pay to the order of Imagine Investments, Inc., without recourse";

            (iii) A Notice of Assignment addressed to the Agent and

            (iv) A Request for Waiver of Requirement of Opinion of Counsel addressed to the Borrower.

         Assignee has delivered to the Escrow Agent the Consideration in "good funds."

         The Assignor and Assignee hereby request and instruct the Escrow Agent to: (a) accept this Assignment and the Notes, Endorsements, Notices, Request and Consideration; (b) Deliver the Notice to the Agent and Request to the Borrower,
(c) Accept from the Agent his agreement (oral or written) to the form of Notice of Assignment addressed to him; (d) accept receipt from the Borrower of a "waiver" of the requirements of a legal opinion as required by Section 12.1 of the Credit Agreement; and (e) upon receipt of each of the aforesaid items to wire the Consideration to the Assignor at Trustmark National Bank, Jackson, MS, ABA account-number 065300279 for credit to Southern Farm Bureau Casualty Insurance Company account-number 1000301710 phone advice Bill Crosswhite (601) 957-4433 and deliver to the Assignee the Notes and Endorsements and copies of other documentation held in escrow.

         5. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows:

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            (a) The only principal payment on the Loan was in the amount of
         Fifty Thousand Dollars ($50,000.00) paid August 15, 2000, and the two most recent interest payments were Sixteen Thousand Dollars ($16,000.00) paid September 30, 2000, and Thirteen Thousand Eight Hundred Dollars $13,800.00) paid October 31, 2000. The outstanding unpaid principal balance of the Loan therefore is Nine Hundred Fifty Thousand Dollars ($950,000.00). As of today's date, the accrued but unpaid interest owing is as recited in Section 1 above.

            (b) Assignor is the owner and holder of the Notes and the rights assigned hereunder, free and clear of all rights, liens, security interests, encumbrances and the like, and has not previously pledged, discounted, sold or released any interest in the Notes or rights assigned hereunder. No other party has any rights in the Notes or interest in any of Assignor's interests being assigned hereunder.

            (c) To best of Assignor's knowledge there are no offsets, counterclaims or defenses to the Notes.

            (d) Assignor has completed, executed, acknowledged and delivered, all such acts, assignments, transfers, conveyances, documents and assurances required to complete the transactions contemplated herein.

         6. ESCROW AGENT. Escrow Agent joins herein solely for the purpose of undertaking to perform only such duties as are set forth herein. Escrow Agent may (a) act in reliance on any writing, instrument or signature which it in good faith believes to be genuine, (b) assume the validity and accuracy of any statement or assertion contained in any such writing or instrument, and (c) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. Assignor and Assignee hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, damages, costs and expenses that may be incurred by it by reason of its compliance in good faith with the terms of this Agreement. Escrow Agent shall have no liability under this Escrow Agreement except for losses resulting from its gross negligence or willful misconduct.

         7. CHOICE OF LAW. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         8. COUNTERPARTS AND FACSIMILES. This Assignment, and any other document referenced herein, may be executed by counterparts, and by signatures to documents transmitted by facsimile, and all such facsimile signatures and counterparts shall be deemed original signatures binding on the parties.

         9. BINDING EFFECT. This Assignment shall be binding upon and inure to the respective heirs, personal representatives, successors and assigns of Assignor and Assignee.

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         IN WITNESS WHEREOF, this Assignment has been executed by the parties hereto as of the day, month and year first above written.

                          SOUTHERN FARM BUREAU CASUALTY INSURANCE COMPANY

                                             illegible
                          By:_________________________________________
                                    AVP - Investment Manager
                             Title:___________________________________
                                             ("Assignor")


                          IMAGINE INVESTMENTS, INC.

                               /s/ Gary M. Goltz
                          By:_________________________________________
                                      V.P.
                             Title:___________________________________
                                             ("Assignee")


                          GREENEBAUM, DOLL & McDONALD, PLLC

                               Michael M. Fleishman
                          By:_________________________________________
                                      Member
                             Title:___________________________________
                                           ("Escrow Agent")

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STATE OF MISSISSIPPI      (S)
                          (S)
COUNTY OF MADISON         (S)

         The foregoing instrument was acknowledged before me this 15th day of February, 2001, by _______illegible__________, AVP - Investment Manager of Southern Farm Bureau Casualty Company, a Mississippi corporation, on behalf of said corporation.

                                        /s/ Ann G. Saucier
                                      __________________________________________
                                      Notary Public

                                            Ann G. Saucier
                                      __________________________________________

                                                             March 10, 2002
                                      My Commission Expires: ___________________



STATE OF TEXAS            (S)
                          (S)
COUNTY OF DALLAS          (S)

         The foregoing instrument was acknowledged before me this 12th day of April, 2001, by Gary M. Goltz, Vice President, of Imagine Investments, Inc., a Delaware corporation, on behalf of said corporation.

                                        /s/ Diane K. Sadler
                                      __________________________________________
                                           Notary Public

                                      __________________________________________

                                                             September 26, 2004
                                      My Commission Expires: __________________

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